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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and to the incorporation by reference in this Post-Effective Amendment Number 19 to the Registration Statement (Form N-1A)(No. 333-00479) of Deutsche Asset Management VIT Funds of our reports dated February 7, 2003, included in the 2003 Annual Reports to shareholders.

ERNST & YOUNG LLP

Philadelphia, Pennsylvania
April 24, 2003